JNL Series Trust 485BPOS

Ex. 99.28(d)(26)(v)

Fourth Amendment

to Amended and Restated Sub-Advisory Agreement

Between Jackson National Asset Management, LLC

and J.P. Morgan Investment Management Inc.

This Amendment is made by and between Jackson National Asset Management, LLC, a Michigan limited liability company and registered investment adviser (the “Adviser”), and J.P. Morgan Investment Management Inc., a Delaware corporation and registered investment adviser (the “Sub-Adviser”).

Whereas, the Adviser and the Sub-Adviser (the “Parties”) entered into an Amended and Restated Sub-Advisory Agreement, effective as of the 1st day of September, 2022, as amended (the “Agreement”), whereby the Adviser appointed the Sub-Adviser to provide certain sub-investment advisory services to certain investment portfolios (each, a “Fund”) of JNL Series Trust (the “Trust”), as listed on Schedule A to the Agreement.

Whereas, pursuant to the Agreement, the Adviser agreed to pay the Sub-Adviser for the services provided and the expenses assumed by the Sub-Adviser a sub-advisory fee as set forth on Schedule B to the Agreement, and the Sub-Adviser agreed to accept such sub-advisory fee as full compensation under the Agreement for such services and expenses.

Whereas, the Board of Trustees of the Trust has approved the following, effective April 27, 2026:

1)	the appointment of the Sub-Adviser to manage a portion of assets of the JNL/Fidelity Institutional AM® & JPMorgan Large Cap Growth Fund (due to a sub-adviser replacement); and

2)	the reorganization of the JNL/JPMorgan Global Allocation Fund into another fund of the Trust.

Whereas, the Parties have agreed to amend the Agreement, effective April 27, 2026, to: i) add the JNL/Fidelity Institutional AM® & JPMorgan Large Cap Growth Fund and its fees; and ii) footnote that the JNL/JPMorgan Global Allocation Fund was reorganized into another fund of the Trust, but that the JNL/JPMorgan Global Allocation Fund will remain on Schedule A and Schedule B of the Agreement until the Sub-Adviser can exit certain securities that cannot be sold at this time, due to U.S. Government restrictions which are outlined in a new Schedule C to the Agreement.

Whereas, for clarity regarding the Sub-Adviser’s appointment, since the JNL/Fidelity Institutional AM® & JPMorgan Large Cap Growth Fund will be co-sub-advised, the Parties have agreed, to amend the following section of the Agreement:

Section 1. “Appointment.”

Whereas, for clarity regarding compensation pertaining to the JNL/JPMorgan Global Allocation Fund, the Parties have agreed, to amend the following section of the Agreement:

Section 8. “Compensation.”

Whereas, the Parties have agreed, to amend the following section of the Agreement, as it pertains to the Sub-Adviser:

Section 17. “Notice.”

Now Therefore, in consideration of the mutual covenants herein contained, the Parties hereby agree to amend the Agreement as follows:

1)	Section 1. “Appointment” of the Agreement is hereby deleted and replaced with the following paragraph:

“1.     Appointment. The Adviser hereby appoints Sub-Adviser to act as the investment sub-adviser for each Fund, subject to the supervision and control of the Adviser and the Board of Trustees of the Trust and in accordance with the terms and conditions of this Agreement. Such appointment may be limited to a portion of Fund assets allocated to the Sub-Adviser by the Adviser, which may be changed from time to time at the sole discretion of the Adviser. References to the “Fund” or “Funds” in this Agreement shall refer to the portion of Trust assets allocated to the Sub-Adviser by the Adviser, except where the context otherwise indicates. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

In the event the Adviser designates one or more funds other than the Fund or Funds identified on Schedule A with respect to which the Adviser wishes to retain the Sub-Adviser to furnish investment advisory services hereunder, it shall notify the Sub-Adviser in writing. If the Sub-Adviser is willing to furnish such services, it shall notify the Adviser in writing, whereupon, subject to the approval of the Board, such fund shall be added to Schedule A and become a Fund hereunder subject to this Agreement.”

2)	Section 8. “Compensation” of the Agreement is hereby deleted and replaced with the following paragraph:

“8.     Compensation. For the services provided and the expenses assumed pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefore, i) a sub-advisory fee accrued daily and payable monthly on the average daily net assets in all of the Funds except the JNL/JPMorgan Global Allocation Fund, in accordance with Schedule B hereto; and ii) a sub-advisory fee accrued daily and payable monthly on the average daily net value of only those assets listed in Schedule C for the JNL/JPMorgan Global Allocation Fund, in accordance with Schedule B hereto.”

3)	The sub-section entitled “To the Sub-Adviser” in Section 17. “Notice” of the Agreement is hereby deleted and replaced with the following:

“To the Sub-Adviser:	Ana Brands
J.P Morgan Investment Management Inc.
390 Madison Ave, Floor 26
New York, N.Y. 10017-2513
Email address: JPMAM_NY_CSG@jpmorgan.com”

4)	Schedule A to the Agreement is hereby deleted and replaced in its entirety with Schedule A dated April 27, 2026, attached hereto.

5)	Schedule B to the Agreement is hereby deleted and replaced in its entirety with Schedule B dated April 27, 2026, attached hereto.

6)	A new Schedule C dated April 27, 2026 is hereby added to the Agreement, in the form attached hereto.

7)	Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

8)	Each of the Parties represents and warrants to the others that it has full authority to enter into this Amendment, upon the terms and conditions hereof, and that the individual executing this Amendment is duly authorized to bind the respective party to this Amendment.

9)	This Amendment may be executed in one or more counterparts, which together shall constitute one document.

In Witness Whereof, the Parties have caused this Amendment to be executed, effective April 27, 2026.

Jackson National Asset Management, LLC		J.P. Morgan Investment Management Inc.
By:	/s/ Emily J. Bennett	By:	/s/ Ana Brands

Name:	Emily J. Bennett	Name:	Ana Brands
Title:	VP and Deputy General Counsel	Title:	Vice President

Schedule A

Dated April 27, 2026

Funds
JNL/Fidelity Institutional AM® & JPMorgan Large Cap Growth Fund *
JNL/JPMorgan Global Allocation Fund **
JNL/JPMorgan Hedged Equity Fund
JNL/JPMorgan MidCap Growth Fund
JNL/JPMorgan Nasdaq® Hedged Equity Fund
JNL/JPMorgan U.S. Government & Quality Bond Fund
JNL/JPMorgan U.S. Value Fund

*	For the portion of the Average Daily Net Assets managed by J.P. Morgan Investment Management Inc.

**	This Fund will remain on the Agreement until the Sub-Adviser can exit certain securities (reflected on Schedule C) that cannot be sold at this time, due to U.S. Government restrictions.

A-1

Schedule B

Dated April 27, 2026

(Compensation)

JNL/JPMorgan Global Allocation Fund*
Average Daily Net Assets	Annual Rate*[1]
$0 to $1 Billion	0.390%[2]
$1 Billion to $1.5 Billion	0.365%[2]
Amounts over $1.5 Billion	0.33%[2]

* This Fund will remain on the Agreement until the Sub-Adviser can exit certain securities (reflected on Schedule C) that cannot be sold at this time, due to U.S. Government restrictions. Compensation is payable solely with respect to the assets listed on Schedule C.

JNL/Fidelity Institutional AM® & JPMorgan Large Cap Growth Fund*
Average Daily Net Assets	Annual Rate[1]
[FEES OMITTED][2]

* For the portion of the Average Daily Net Assets managed by J.P. Morgan Investment Management Inc.

JNL/JPMorgan Hedged Equity Fund
Average Daily Net Assets	Annual Rate[1]
$0 to $100 Million	0.33%[2]
Amounts over $100 Million	0.22%[2]

JNL/JPMorgan MidCap Growth Fund
Average Daily Net Assets	Annual Rate
$0 to $100 Million	0.40%
$100 Million to $2.8 Billion	0.35%
Amounts over $2.8 Billion	0.34%

JNL/JPMorgan Nasdaq® Hedged Equity Fund
Average Daily Net Assets	Annual Rate[1]
$0 to $100 Million	0.33%[2]
Amounts over $100 Million	0.22%[2]

JNL/JPMorgan U.S. Government & Quality Bond Fund
Average Daily Net Assets	Annual Rate
$0 to $75 Million	0.17%
$75 Million to $150 Million	0.15%
$150 Million to $250 Million	0.12%
Amounts over $250 Million	0.10%

JNL/JPMorgan U.S. Value Fund
Average Daily Net Assets	Annual Rate[1]
$0 to $200 Million	0.295%[2]
$200 Million to $300 Million	0.220%[2]
Amounts over $300 Million	0.175%[2]

1 A fee discount is offered for the JNL/JPMorgan Global Allocation Fund, the JNL/JPMorgan Hedged Equity Fund, the JNL/JPMorgan U.S. Value Fund, the JNL/JPMorgan Nasdaq® Hedged Equity Fund, the JNL/JPMorgan MidCap Growth Fund, and the JNL/Fidelity Institutional AM® & JPMorgan Large Cap Growth Fund, each a Fund of the Trust, as provided in the Sub-Adviser’s Relationship Pricing Arrangement with Jackson National Asset Management, LLC (the “Discount Agreement”). The Sub-Adviser provides sub-investment advisory services for other Funds of the Trust that are not eligible for the fee discount.

2 The sub-advisory fee discounts shall be calculated pursuant to the Discount Agreement.

B-1

Schedule C for the JNL/JPMorgan Global Allocation Fund

Dated as of April 27, 2026

(for the JNL/JPMorgan Global Allocation Fund’s assets remaining with the Sub-Adviser)

ISIN Identifier	Instrument Name
US8181503025	Severstal GDR REG S
GB00B71N6K86	Evraz PLC

C-1